Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements No. 333-172406 on Form S-8 and No. 333-176437 on Form F-3 of our report dated May 16, 2016, relating to the consolidated financial statements of SGOCO Group, Ltd. and its subsidiaries (collectively the “Company”), which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2015.

/s/ Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited
Hong Kong, China
May 16, 2016